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                                                                   Exhibit 23.5


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2000 with respect to the financial statements of Assist Cornerstone Technologies, Inc., included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-93789) and related Prospectus of Cayenta, Inc. for the registration of 7,475,000 shares of its Class A common stock.

                                               /s/ Ernst & Young LLP


Salt Lake City, Utah
August 7, 2000